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                                                                    EXHIBIT 23.1





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors
WCA Waste Corporation (formerly WCA Waste Systems, Inc.):


We consent to the incorporation by reference in the registration statement (No. 333-130623) on Form S-3 and registration statements (No. 333-131875 and No. 333-139809) on Form S-8 of WCA Waste Corporation (formerly WCA Waste Systems, Inc.) of our reports dated March 14, 2007, with respect to the consolidated balance sheets of WCA Waste Corporation (formerly WCA Waste Systems, Inc.) as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders' equity, comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2006, management's assessment of effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 annual report on Form 10-K of WCA Waste Corporation (formerly WCA Waste Systems, Inc.).

Our report contains an explanatory paragraph that states the Company adopted the provisions of Statement of Financial Accounting Standards No. 123 (revised
2004), Share-Based Payment, effective January 1, 2006.


/s/ KPMG LLP

Houston, Texas
March 14, 2007